Exhibit 1.1

BRONCO DRILLING COMPANY, INC.

(a Delaware corporation)

Underwriting Agreement

October [    ], 2005

3,000,000 Shares of Common Stock

(par value $0.01 per share)

JOHNSON RICE & COMPANY L.L.C.

As the representative of the several Underwriters

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), confirms its agreement with the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of 3,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, the Company grants to the several Underwriters an option to purchase up to an aggregate of 450,000 additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Shares”). The Firm Shares to be purchased by the Underwriters, together with the Option Shares, if purchased, are hereinafter collectively called the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. Johnson Rice & Company L.L.C. (“Johnson Rice”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-128861), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission promulgated under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1

REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the First Delivery Date and Second Delivery Date (if applicable) referred to in Section 2 hereof, as appropriate, and agrees with the several Underwriters, as follows:

        (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-1. The Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the First Delivery Date and the Second Delivery Date (if applicable) the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the First Delivery Date and the Second Delivery Date (if applicable) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing through the Representative by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

        (2) Independent Accountants. Grant Thornton LLP (“Grant Thornton”) (i) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of the date hereof and, to the knowledge of the Company, continues to hold this status and (ii) to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

        (3) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of (i) the Company and its consolidated subsidiaries at the dates indicated, and the consolidated statements of operations and members’ equity and consolidated statements of cash flows of the Company for the periods specified, (ii) Bronco Drilling Company, L.L.C., an Oklahoma limited liability company (“Bronco LLC”), and its consolidated subsidiaries at the dates indicated, and the consolidated statements of operations and members’ equity and consolidated statements of cash flows of Bronco LLC for the periods specified, (iii) Strata Drilling, L.L.C., an Oklahoma limited liability company (“Strata”), and its consolidated subsidiaries at the dates indicated, and the combined statements of operations and members’ equity and combined statements of cash flows of Strata for the periods specified and (iv) Thomas Drilling Company, an Oklahoma corporation (“Thomas”) at the dates indicated, and the statements of operations and shareholders’ equity and statements of cash flows of Thomas for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. The selected historical financial data and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Any pro forma financial statements included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Commission (“Regulation S-X”) and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data set forth in the Registration Statement and Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and Prospectus that are not included as required. Neither the Company nor any Subsidiary (as defined herein) has engaged in or effected any transaction or arrangement that would constitute an “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-K of the Commission (“Regulation S-K”)). All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-K.

        (4) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no (i) material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries (as defined herein) taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Enterprise, (iv) change in the capital stock of the Company or the Subsidiaries, (v) material change in the outstanding indebtedness of the Company or the Subsidiaries or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

        (5) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

        (6) Good Standing of Subsidiaries. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is identified in Exhibit C to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a business entity in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding equity interests of each of the Subsidiaries has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Registration Statement, all such shares are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

        (7) Capitalization. The authorized capital stock of the Company, and the issued and outstanding capital stock of the Company as of the date hereof, is as set forth in Schedule B annexed hereto. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

        (8) Other Securities. Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

        (9) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

        (10) Authorization and Description of Securities. The Securities to be issued and sold by the Company pursuant to this Agreement (collectively, the “Company Shares”) have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. When the Company Shares are issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Company Shares will be validly issued, fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; the Securities are approved for listing and quotation on The Nasdaq National Market, subject to official notice of issuance and evidence of satisfactory distribution; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Company Shares is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has authorized and available a sufficient number of shares of Common Stock for issuance of the Company Shares pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

        (11) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter, by-laws or similar organizational documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Registration Statement (including the issuance and sale of the

Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and the compliance by the Company with its obligations under this Agreement (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws, or similar organizational documents, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

        (12) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal operators, contractors, suppliers or customers, which, in either case, would result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with such entity.

        (13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed in the Registration Statement), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of any and all pending legal or governmental proceedings to which the Company and the Subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

        (14) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form S-1 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described and filed as required.

        (15) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses,

inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (16) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or by the National Association of Securities Dealers, Inc. (the “NASD”).

        (17) Absence of Manipulation. Prior to the completion of the offering of the Securities, neither the Company nor any affiliate of the Company has taken, and neither the Company nor any affiliate of the Company will take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in any case, in violation of Regulation M under the 1934 Act (“Regulation M”).

        (18) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

        (19) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property reflected in the financial statements hereinabove described as owned by them and good title to all other properties reflected in the financial statements hereinabove described as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or to be made of such property by the Company or any Subsidiary, as applicable; and all of the leases and subleases material to the business of the Enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (20) Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their respective businesses and as are customary for the businesses in which they are engaged; all such policies of insurance insuring the Company or any Subsidiary are in full force and effect and neither the Company nor any Subsidiary has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

        (21) Taxes. The Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

        (22) Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

        (23) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and its Subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement or Prospectus, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(24) Registration Rights. Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(25) Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(26) Disclosure Controls and Procedures. The Company has no reason to believe that, on or prior to the date first required by the 1934 Act, (i) the Company will not have established the requisite disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); (ii) such disclosure controls and procedures shall not have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer or its Chief Financial Officer by others within those entities, and (iii) such disclosure controls and procedures shall not be effective to perform the functions for which they were established.

(27) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(28) Brokers. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

        (29) Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

        (30) Certain Payments. None of the Company, any Subsidiary or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (31) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of the Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

        (32) Corporate Records. The minute books of the Company and each of the Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies and interest holders, as applicable) of the Company and each of the Subsidiaries since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

        (33) Margin Securities. Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

        (34) Prospectus Statements. The statements set forth in the Prospectus under the captions “Risk Factors,” “Prospectus Summary” and “Business,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

        (35) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Securities.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2

SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $[            ] per share, the number of Firm Shares set forth opposite the name of each such Underwriter under the caption “Number of Firm Shares to be Purchased” in Schedule A hereto.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants to the several Underwriters an option to purchase, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, from the Company up to 450,000 Option Shares at the same price per share, specified in the notice by Johnson Rice described below. Such option is hereby granted for the purpose of covering over-allotments in the sale of Firm Shares, and will expire if not exercised within thirty (30) calendar days after the date of this Agreement. The option granted hereby may be exercised in whole or in part by Johnson Rice, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The notice of exercise shall set forth the number of Option Shares as to which each Underwriter is exercising the option, and the time and date of payment therefor and of issuance and delivery thereof. Such time and date of payment, issuance and delivery (the “Second Delivery Date”) shall be determined by Johnson Rice but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the First Delivery Date (as defined in Section 2(b)). The number of Option Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such

Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

(b) Payment. Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 a.m. (Central time) on [                            ], 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “First Delivery Date”). In the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and the delivery of, the Option Shares shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas in the manner set forth above, or at such other place as the Representative and the Company shall determine, on the Second Delivery Date as specified in the notice from Johnson Rice to the Company. On the First Delivery Date or Second Delivery Date, as the case may be, the Company shall deliver or cause to be delivered the Firm Shares and the Option Shares through the facilities of The Depository Trust Company (“DTC”) to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of immediately available funds to such account(s) as the Company may designate in writing to the Representative.

SECTION 3

COVENANTS OF THE COMPANY

The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request.

(f) Blue Sky Qualifications. The Company will furnish such information as may be required and otherwise cooperate with the Representative to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate in writing and to maintain such qualifications in effect so long as the Representative may request for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on The Nasdaq National Market unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

(j) Restriction on Sale of Securities. During the period from the date of the Prospectus through February 12, 2005 (the “Restricted Period”), the Company will not, without the prior written consent of Johnson Rice, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted under the employee benefit plans of the Company existing on August 16, 2005, (C) the filing of one or more registration statements on Form S-8 relating to the issuance and exercise of options to purchase Common Stock granted under the employee benefit plans of the Company existing on August 16, 2005 or (D) the issuance by the Company of shares of Common Stock in exchange for or upon conversion of outstanding securities of the Company that are described in the Registration Statement or the Prospectus in accordance with their terms. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the

Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission promulgated thereunder.

(l) Compliance with Regulation M. Prior to the completion of the offering of the Securities, neither the Company nor any affiliate of the Company will take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in any case, in violation of Regulation M.

(m) Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the applicable provisions of the Sarbanes-Oxley Act, and use its best efforts to cause its directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the applicable provisions of the Sarbanes-Oxley Act.

SECTION 4

PAYMENT OF EXPENSES

(a) Expenses. The Company covenants and agrees that the Company will pay all expenses incident to the performance of its obligations under this Agreement including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows, and (x) the fees and expenses incurred in connection with the inclusion of the Securities on The Nasdaq National Market. It is understood, however, that except as provided in this Section 4 and Sections 6, 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of counsel for the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 (other than Section 5(c)) or Section 10(a)(i) hereof, the Company covenants and agrees that the Company will reimburse the Underwriters for all of their out-of-pocket expenses not to exceed $200,000, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 5

CONDITIONS OF UNDERWRITERS’ OBLIGATIONS

The respective obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the First Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinions of Counsels for the Company.

        (1) At the First Delivery Date and, if applicable, the Second Delivery Date, the Representative shall have received the favorable opinion, dated as of such delivery date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept. In giving the opinions described in Exhibit A, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

        (2) At the First Delivery Date and, if applicable, the Second Delivery Date, the Representative shall have received the favorable opinion, dated as of such delivery date, of Joel H. McNatt, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept. In giving the opinions described in Exhibit B, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Oklahoma, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

(c) Opinion of Counsel for the Representative. At the First Delivery Date and, if applicable, the Second Delivery Date, the Representative shall have received the favorable opinion, dated as of such delivery date, of Porter & Hedges, L.L.P., counsel for the Representative, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(d) Officers’ Certificate of the Company. At the First Delivery Date and, if applicable, the Second Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer of the Company, dated as of such delivery date, to the effect that such officers have carefully examined the Registration Statement, the Prospectus and any supplements to the Prospectus and this Agreement and that: (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied with all agreements contained in and satisfied all conditions on its part to be performed or satisfied by this Agreement at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such officer’s knowledge are contemplated by the Commission.

(e) Grant Thornton Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Freemon, Shapard and Story Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Freemon, Shapard and Story a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Thomas Drilling Company contained in the Registration Statement and the Prospectus.

(g) Grant Thornton Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Representative shall have received from Grant

Thornton a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(h) Freemon, Shapard and Story Bring-Down Comfort Letter. At the First Delivery Date and, if applicable, the Second Delivery Date, the Representative shall have received from Freemon, Shapard and Story a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(i) Approval of Listing. At the First Delivery Date, the Securities shall have been approved for listing and quotation on The Nasdaq National Market, subject only to official notice of issuance.

(j) No Objection. If required under its regulations, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. On or prior to the date of this Agreement, Karl E. Benzer shall have executed and delivered to the Representative an agreement substantially in the form of Exhibit D hereto; such agreement shall not have been amended or revoked; and such agreement shall be in full force and effect. In addition, the lock-up agreements executed by certain of the officers and directors of the Company in connection with the Underwriting Agreement dated August 15, 2005 between the Company, Bronco Drilling Holdings, L.L.C. and Johnson Rice & Company L.L.C. and Jefferies & Company, Inc., as representatives of the several underwriters, shall not have been amended or revoked and such agreements shall be in full force and effect.

(l) Additional Documents. At the First Delivery Date and, if applicable, the Second Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, after the First Delivery Date, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Company at any time at or prior to the First Delivery Date or any Second Delivery Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6

INDEMNIFICATION

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, subject to Section 6(c) below, as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and the Company shall reimburse such Underwriter or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, or action under (i), (ii) or (iii) above as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. In the event that it is judicially determined that such indemnified party was not entitled to receive payments for legal and other expenses under this Section 6(a), such indemnified party will promptly return all sums that had been advanced pursuant hereto.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the third and ninth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

(c) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Johnson Rice, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless the indemnifying party is also a party in such action and such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and disbursements of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and disbursements of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7

CONTRIBUTION

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or through the Representative by or on behalf of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8

DEFAULT OF UNDERWRITERS

If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First Delivery Date or Second Delivery Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the First Delivery Date or Second Delivery Date (if applicable), the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the First Delivery Date or Second Delivery Date (if applicable), the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the First Delivery Date or Second Delivery Date (if applicable). If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the First Delivery Date or Second Delivery Date (if applicable) and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 (provided that if such default occurs with respect to Option Shares after the First Delivery Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 9

REPRESENTATIONS, WARRANTIES AND

AGREEMENTS TO SURVIVE DELIVERY

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect with respect to the Company and the Subsidiaries regardless of (i) any investigation made by or on behalf of any Underwriter, the Company or any controlling person of any Underwriter or the Company and (ii) delivery of and payment for the Securities.

SECTION 10

TERMINATION OF AGREEMENT

(a) Termination; General. In addition to their rights to terminate this Agreement under Section 5 hereof, the Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the First Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq National Market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or The Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or state authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

SECTION 11

NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Johnson Rice & Company L.L.C., 5555 San Felipe, Suite 1100, Houston, Texas 77057, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, attention of Chief Executive Officer. Notices given by telex or telephone shall be confirmed in writing.

SECTION 12

PARTIES

This Agreement shall each inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the several Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the several Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and managers and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13

GOVERNING LAW AND TIME

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

SECTION 14

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 15

NO FIDUCIARY ARRANGEMENT

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16

EFFECT OF HEADINGS

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

[Signature page follows]

Very truly yours,

BRONCO DRILLING COMPANY, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

JOHNSON RICE & COMPANY L.L.C.

Acting on its own behalf and as Representative of the several Underwriters referred to in the foregoing Agreement

By:	JOHNSON RICE & COMPANY L.L.C.

By:
Name:	Joshua C. Cummings
Title:	Partner

[Signature page to Underwriting Agreement]

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Johnson Rice & Company L.L.C.
Jefferies & Company, Inc.
Friedman, Billings, Ramsey & Co., Inc.
Raymond James & Associates, Inc.
Total	3,000,000	450,000

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SCHEDULE B

CAPITALIZATION OF THE COMPANY

The total number of shares of all classes of capital stock that the Company has the authority to issue is 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $.01 per share, and (b) 1,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, the Company had outstanding: (i) 19,140,368 shares of common stock; and (ii) 0 shares of preferred stock.

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EXHIBIT A

FORM OF OPINION OF COUNSEL

(Akin Gump Strauss Hauer & Feld LLP)

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign corporation in the State of Oklahoma and the State of Texas.

2.	The Company has the corporate power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement and Prospectus, and to enter into and perform its obligations under the Underwriting Agreement.

3.	(i) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. (ii) The Underwriting Agreement has been duly executed and delivered by the Company.

4.	The execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement or Prospectus) will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement and to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, (ii) result in a violation of the Amended and Restated Certificate of Incorporation or By-Laws of the Company, (iii) result in a violation of the Subsidiary Charter Documents, (iv) result in any violation of any law, rule or regulation of any Included Law or (v) result in any violation of any order, writ, judgment or decree known to such counsel.

5.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state governmental authority or agency is legally required for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) those that have been obtained or made, (ii) those required under Federal and state securities laws (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters) and (iii) those that may be required under the rules and regulations of the National Association of Securities Dealers.

6.	The authorized capitalization of the Company is as set forth in the Registration Statement and the Prospectus under “Description of Capital Stock.” All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of any security holder of the Company granted under the Company’s Amended and Restated Certificate of Incorporation, under the Delaware General Corporation Law or, to such counsel’s knowledge, under any agreement or other instrument to which the Company is a party or by which it is bound. The Common Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement or the Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

7.	There are no preemptive rights to subscribe for or to purchase the Securities pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law or, to such counsel’s knowledge, any agreement or other instrument to which the Company is a party or by which it is bound.

8.	The form of stock certificate used to evidence the Securities is in a form that complies in all material respects with all applicable statutory requirements under the Delaware General Corporation Law.

9.	The Registration Statement has been declared effective under the 1933 Act and the Prospectus was filed with the Commission pursuant to Rule 424(b)(1) on . To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.

10.	The Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus in each case as of their respective effective or issue dates (other than the financial statements and notes thereto, schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the 1933 Act, and the rules and regulations thereunder.

11.

The statements in the Registration Statement and Prospectus under the captions “Risk Factors—Risks Relating to Our Business—Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs,” “Risk Factors—Risks Related to this Offering and Our Common Stock—We rely upon Gulfport Energy Corporation to provide us with administrative services. Gulfport is an affiliate of ours and conflicts of interest may arise. Further, the unexpected loss of these services could negatively impact our operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Sources of Liquidity,” “Business—Governmental Regulation,” “Business—Legal Proceedings,” “Management,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock” and “Securities Eligible for Future Sale,” in so far as such statements constitute a summary of the documents referred to therein, matters of law or legal proceedings, fairly present in all material respects the information required to be shown. To such counsel’s knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement and the Prospectus or required to be described in the Registration Statement and the Prospectus that are not filed or described as required.

12.	To such counsel’s knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

13.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Litigation

Except as disclosed in the Registration Statement or Prospectus, to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party or to which the assets, properties or operations of the Company or any Subsidiary is subject, before or by any governmental agency or body that could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

Negative Assurance

Because the primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel makes no representation that its has independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, prior to the filing of the Registration Statement and the Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company.

Based on such counsel’s participation in such conferences and conversations, such counsel’s review of such records and documents as described above, such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises you that no information has come to its attention that causes it to believe that the Registration Statement (except the financial statements and other financial and statistical data included therein as to which such counsel expresses no view), at the time the Registration Statement became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except the financial statements and other financial and statistical data included therein as to which such counsel expresses no view), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Such opinion shall be limited to the law of the State of Texas and the federal law of the United States and the Delaware General Corporation Law.

EXHIBIT B

FORM OF OPINION OF COUNSEL

(Joel H. McNatt)

1.	Each of the Subsidiaries is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and is in good standing as a foreign corporation or other business organization, as applicable, in each jurisdiction listed on a schedule attached to the opinion.

2.	Each of the Subsidiaries has the corporate or limited liability company power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement and Prospectus.

3.	To such counsel’s knowledge, the execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement or Prospectus) will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any Subsidiary is subject except for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances which, singularly or in the aggregate, would not have a Material Adverse Effect.

4.	To such counsel’s knowledge, neither the Company nor any Subsidiary (i) is in violation of its charter, by-laws or similar organizational documents, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of it is subject (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject of which such counsel has knowledge or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, singularly or in the aggregate, would not have a Material Adverse Effect.

5.

To such counsel’s knowledge, the Company and the Subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses, except for such licenses, certificates, authorizations or permits the failure of which to maintain would not have a Material Adverse Effect. To such counsel’s knowledge, neither the Company nor any

B-1

Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To such counsel’s knowledge, the Company and the Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

6.	Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock or membership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non assessable and, to such counsel’s knowledge, are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

Litigation

Except as disclosed in the Registration Statement or Prospectus, to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party or to which the assets, properties or operations of the Company or any Subsidiary is subject, before or by any governmental agency or body that could reasonably be expected to result in a Material Adverse Effect or could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

        Such opinion shall be limited to the law of the State of Oklahoma and the federal law of the United States and the Delaware General Corporation Law.

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EXHIBIT C

Bronco Drilling Company, Inc.

Subsidiaries

SUBSIDIARY	DOMESTIC JURISDICTION	FOREIGN JURISDICTION

Elk Hill Drilling, Inc.	Texas	Oklahoma

Wrangler Equipment L.L.C.	Oklahoma	None

Mid-States Oilfield Machine, LLC	Oklahoma	None

Saddleback Drilling, L.L.C.	Oklahoma	None

Saddleback Properties, L.L.C.	Oklahoma	None

Hays Trucking, Inc.	Oklahoma	None

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EXHIBIT D

October [    ], 2005

JOHNSON RICE & COMPANY L.L.C.

As representative of the several Underwriters

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), and you, as representative of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Underwriting Agreement.

Certain of the officers and directors of the Company entered into agreements containing the restrictions set forth below in connection with the Company’s initial public offering in August 2005. The term of such agreements is 180 days from the date of the final prospectus of such offering (the “Prospectus”). In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, during the period beginning on the date hereof and ending on February 12, 2006, which is 180 days from the date of the Prospectus (the “Restricted Period”), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) transfers of shares of Common Stock or securities convertible into Common Stock as a gift of gifts or as intra family transfers or transfers to trusts or family limited partnerships for estate planning purposes or (B) transfers of Common Stock or any security convertible into Common Stock by will or intestacy. Notwithstanding the foregoing, if (i) during the last 17 days of the Restricted Period the Company issues an earnings release or (ii) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations under this letter.

Sincerely,

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